ASSET PURCHASE AGREEMENT AMENDMENT

This Amendment to the Asset Purchase Agreement dated January 16, 1996 between Olympian Global L.C., an Arizona limited liability company, address P.O. Box 12461, Scottsdale Arizona, 85267, ("Olympian Global"), and M.D. Labs, Inc., (formerly Houston Enterprises L.L.C. d.b.a. Houston International, L.L.C.) a Delaware corporation whose principal address is 1719 West University Drive, Suite 187, Tempe, Arizona, 85281 (collectively the "Company")(the "Agreement") is entered into this 27th day of September, 1996 between Lance Dreher, 4945 West Leaflane, Glendale, Arizona, 85310 ("Deher") and the Company (the "Amendment").

Dreher and the Company wish to amend and modify the terms of the Agreement as set forth below, whereby the parties agree as follows:

     1) M.D. Labs and Dreher desire to extend Dreher's royalty agreement with the Company as detailed in the Agreement in section 2(v), 2(vi) and 2(vii) for an additional six (6) months upon the expiration of the original Dreher royalty agreement on or around February 1, 1998, extending the Dreher royal agreement to approximately August 1, 1998.

     2) All Other terms and conditions of the Agreement and First Addendum (plus any other modifications to the Agreement, if any) shall remain unchanged.

In witness whereof, the parties have executed and delivered this Amendment to the Agreement as of the date first written above.

M.D. Labs, Inc.
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By: Signature illegible
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Its: Chief Executive Officer
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Lance Dreher
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By: /s/ Lance Dreher
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Its:
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